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                                                                    Exhibit 23.1


                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




The Board of Directors
CinemaStar Luxury Theaters, Inc.



We hereby consent to the incorporation by reference in the Registration Statement (No. 33-86714) on Form S-8 of our report dated June 4, 1997, except as to Note 14, which is as of June 24, 1997, relating to the consolidated financial statements of CinemaStar Luxury Theaters, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended March 31, 1997.
Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.





                                                 BDO Seidman, LLP



Costa Mesa, California
July 15, 1997